Exhibit 77(C):


Cohen & Steers International Realty Fund, Inc.
shareholders voted on the following proposals at the annual meeting held on December 17, 2015. The description of each proposal and number of shares voted are as follows:

Common Shares


Shares Voted
For

Authority
Withheld
Proposal 1. To elect Directors:




Michael Clark

43,928,248.970

560,974.301
Bonnie Cohen

43,868,214.748

621,008.523
George Grossman

43,917,716.945

571,506.326
Joseph Harvey

43,927,455.896

561,767.375
Dean Junkans

43,928,487.302

560,735.969
Richard E. Kroon

43,883,897.531

605,325.740
Gerald J. Maginnis

43,928,898.628

560,324.643
Jane Magpiong

43,928,718.192

560,505.079
Richard J. Norman

43,806,905.316

682,317.955
Frank K. Ross

43,884,230.382

604,992.889
Robert H. Steers

43,908,616.275

580,606.996
C. Edward Ward, Jr.

43,922,927.748

566,295.523

Common Shares








Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker Non-
Vote
Proposal 2. To approve a change
of classification of IRF to a
"Non-Diversified" fund, as such
term is defined in the Investment
Company Act of 1940, as
amended.

34,704,576.233

303,219.358
436,501.849
9,044,925.831